Exhibit 10.4

AMENDMENT NO. 1

TO

MANAGEMENT RIGHTS AGREEMENT

Ladies and Gentlemen:

This letter agreement is being executed and delivered as of May 8, 2013 to amend that certain letter agreement as of January 22, 2008 (the “Letter Agreement”) entered with respect to the investment by 3i US Growth Healthcare Fund 2008 L.P. (the “Partnership”) in Quintiles Transnational Corp. (the “Company”), the predecessor of Quintiles Transnational Holdings Inc. (“Holdings”), and certain management rights that the Company conferred upon the Partnership in connection with such investment so that such investment may qualify as a “venture capital investment” within the meaning of the Department of Labor regulation Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”).

The parties hereto agree that Section 1(a)(v) of the Letter Agreement shall be deleted in its entirety.

To indicate your agreement of the foregoing, please sign and return the duplicate enclosed copy of this Letter Agreement to the undersigned.

Very truly yours,

Quintiles Transnational Holdings Inc.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Executive Vice President, General Counsel and Secretary

ACKNOWLEDGED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

3i US Growth Healthcare Fund 2008 L.P.

By:	3i U.S. Growth Corporation, its General Partner

By:	/s/ Ken Hanau
Name:	Ken Hanau
Title:	Director